UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01. Regulation FD Disclosure.

On January 22, 2007, The Cooper Companies, Inc. (the “Company”) issued a press release announcing a proposed refinancing (the “refinancing”) that includes a $650 million revolving credit facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein, and this press release shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.

Internet addresses in this release are for information purposes only and are not intended to be hyperlinks to other Cooper information.

ITEM 8.01. Other Events.

On January 22, 2007, the Company also issued a press release announcing a proposed private offering of $350 million aggregate principal amount of senior notes due in 2015 as part of the proposed refinancing. The notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in offshore transactions pursuant to Regulation S under the Securities Act. A copy of the press release is filed as Exhibit 99.2 to this Current Report and incorporated by reference herein. Neither the foregoing description nor this Current Report shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Internet addresses in this release are for information purposes only and are not intended to be hyperlinks to other Cooper information.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include certain statements about our proposed refinancing, anticipated use of borrowings and net proceeds, financing needs, financial position, operational outlook and integration of Ocular Sciences. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. These include the risk that the proposed financing may not occur, that acquired businesses will not be integrated successfully into CooperVision, Inc. (CVI) and CooperSurgical, Inc. (CSI), including the risk that we may not continue to realize anticipated benefits from our cost-cutting measures and inherent in accounting assumptions made in the acquisitions; the risks that CVI’s new products will be delayed or not occur at all, or that sales will be limited following introduction due to manufacturing constraints or poor market acceptance; risks related to implementation of information technology systems covering our businesses and any delays in such implementation or other events which could result in management having to report a material weakness in the effectiveness of our internal control over financial reporting; risks with respect to the ultimate validity and enforceability of our patent applications and patents and the possible infringement of the intellectual property of others; and the impact of the NeoSurg Technologies, Inc., Inlet Medical, Inc., Select Medical Systems, Inc. and Lone Star Medical Products, Inc. acquisitions on CSI’s and our revenue, earnings and margins.

Events, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing or distribution facilities, new competitors or technologies, significant delays in new product introductions, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, increases in interest rates, foreign currency exchange exposure, investments in research and development and other start-up projects, variations in stock option expenses caused by stock price movement or other assumptions inherent in accounting for stock options, dilution to earnings per share from acquisitions or issuing stock, worldwide regulatory issues, including product recalls and the effect of healthcare reform legislation, cost of complying with corporate governance requirements, changes in tax laws or their interpretation, changes in geographic profit mix effecting tax rates, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements or judgments, the adverse effects of natural disasters on patients, practitioners and product distribution, cost of business divestitures, changes in expected utilization of recognized net operating loss carry forwards, the requirement to provide for a significant liability or to write off a significant asset, including impaired goodwill, changes in accounting principles or estimates and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, as such Risk Factors may be updated in quarterly filings. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 22, 2007

99.2	Press Release dated January 22, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Steven M. Neil
Steven M. Neil
Vice President and Chief Financial Officer

Dated: January 22, 2007

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EXHIBIT INDEX

Exhibit No.	Description	Sequentially Numbered Page
99.1	Press Release dated January 22, 2007

99.2	Press Release dated January 22, 2007

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